Exhibit 10.25

FIRST AMENDMENT TO
BLACK KNIGHT FOOTBALL CLUB US, LP
AGREEMENT OF LIMITED PARTNERSHIP

This First Amendment (“First Amendment”) is effective as January 1, 2025 (the “First Amendment Effective Date”) and amends and supplements that certain Agreement of Limited Partnership of Black Knight Football and Entertainment (n/k/a Black Knight Football Club US, LP) (the “Agreement”) dated September 21, 2022.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

W I T N E S S E T H:

In consideration of the parties having entered into the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Section 9.02 of the Agreement shall be deleted in its entirety and replaced as follows:

9.02    Removal of the General Partner. The General Partner may be removed by the Partners in the event (a) there is a finding by a court of competent jurisdiction in a final, non-appealable order that the General Partner (i) materially breached the terms of this Agreement and such breach continued unremedied for sixty (60) days after the General Partner received written notice from the Limited Partners holding more than 80% of the Percentage Interests held by the Limited Partners setting forth the terms of such breach, (ii) acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under this Agreement, or (iii) engaged in fraudulent or dishonest acts in connection with the business and operations of the Limited Partnership or the Club, (b) there is a finding by a court of competent jurisdiction in a final, non-appealable order that the General Partner is demonstrably and materially incapable of performing its duties and obligations under the Agreement, or (c) William P. Foley, II is (i) no longer a member and manager of the General Partner, (ii) no longer a director of Black Knight Football Club UK Limited, (iii) determined by a court of competent jurisdiction to be incapacitated, of (iv) deceased. Upon the occurrence of any event described in the immediately preceding sentence, the Limited Partners, upon a vote of more than 80% of the Percentage Interests held by the Limited Partners shall have the right to appoint a successor General Partner and recommend that successor to the Football Authorities for approval. The Football Authorities (pursuant to the applicable Football Club Rules) must approve the General Partner’s removal and the replacement general partner. Upon the removal of the General Partner under Section 9.02(c), if the General Partner or its successors or assign(s) so desire(s), the Limited Partners shall buyout the General Partner’s and Mr. Foley’s Units in the Partnership at a price equal to 125% of the Fair Market Value, which shall be payable in three equal annual installments plus interest at a rate equal to the Bank of America “prime” rate plus two percent with the first annual installment payment due on the first anniversary of the removal date. The Football Authorities may also remove the General Partner if it is found to be subject to (i) a Disqualifying Event (as detailed in the Premier League rules, as updated from time to time) where the Club is a member of the Premier League; or (ii) a Disqualifying Condition (as defined in Appendix 3 of the rules of the English Football League, as updated from time to time) where the Club is a member of the English Football League.

2.    All capitalized terms in this First Amendment shall have the same meaning as set forth in the Agreement, unless defined herein.

3.    This First Amendment may be executed in counterparts; each of which shall be original, but such counterparts shall together constitute one and the same document.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the First Amendment Effective Date.

BLACK KNIGHT FOOTBALL CLUB US, LP

By: BK Football Club US, LLC (f/k/a BK Football and Entertainment, LLC), as general partner

By: /s/ William P. Foley, II
Name:     William P. Foley, II
Title: Chairman, Chief Executive Officer and President

BK FOOTBALL CLUB US, LLC, as general partner
(owning a 3.74% General Partner Percentage Interest)

By: /s/ William P. Foley, II
Name:     William P. Foley, II
Title: Chairman, Chief Executive Officer and President

BILCAR LIMITED PARTNERSHIP (owing a 22.02% Limited Partner Percentage Interest)

By: Bognor Regis, Inc., as general partner

By: /s/ William P. Foley, II
Name:     William P. Foley, II
Title: President and Treasurer

CANNAE HOLDINGS, INC. (owning a 49.00% Limited Partner Percentage Interest)

By: /s/ Michael L. Gravelle
Name:     Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary

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